Exhibit 99.1

January 25, 2018

Media contact:	Investor/analyst contact:
Media Relations	Matt Grady
(206) 304-0008	Director, Investor Relations
(206) 392-5382

Alaska Air Group Reports Fourth Quarter 2017 and Full-Year Results and Raises Dividend 7%

Dividend Increase:

•
Announced today a 7% increase in the quarterly dividend, from $0.30 per share to $0.32 per share. This is the fifth time the Company has raised the dividend since initiating the quarterly dividend in July 2013, with a cumulative increase of 220% since that time.

Financial Highlights:

•
Reported net income for the fourth quarter and full year under Generally Accepted Accounting Principles (GAAP) of $367 million, or $2.97 per diluted share, and $1.0 billion, or $8.30 per diluted share. These results compared to fourth quarter 2016 net income of $114 million, or $0.92 per diluted share, and full year 2016 net income of $814 million, or $6.54 per diluted share. As the acquisition of Virgin America Inc. (Virgin America) closed on December 14, 2016, 2017 information reflects the results of Virgin America. 2016 information reflects the results of Virgin America from December 14, 2016 through December 31, 2016.

•
Reported fourth quarter 2017 adjusted diluted earnings per share of $0.83 compared to $1.56 reported in the fourth quarter of 2016. Fourth quarter adjusted net income, excluding merger-related costs, special income tax benefits related to tax law changes, and mark-to-market fuel hedging adjustments, was $103 million compared to $193 million in the fourth quarter of 2016. This quarter's adjusted results compare to the First Call analyst consensus estimate of $0.82 per share.

•
Reported full year 2017 adjusted net income, excluding merger-related costs, the special income tax benefit, and mark-to-market fuel hedging adjustments, of $823 million, compared to $911 million in 2016. Reported 2017 adjusted diluted earnings per share of $6.64, compared to $7.32 in 2016.

•	Paid a $0.30 per-share quarterly cash dividend in the fourth quarter, bringing total dividend payments in 2017 to $148 million.

•	Repurchased a total of 981,277 shares of common stock for approximately $75 million in 2017.

•	Generated approximately $1.6 billion of operating cash flow and used approximately $1.0 billion for capital expenditures, resulting in approximately $550 million of free cash flow in 2017.

•	Grew passenger revenues by 32% compared to the fourth quarter of 2016, and by 36% compared to full-year 2016, largely enabled by our acquisition of Virgin America in December of 2016.

•	Generated full-year adjusted pretax margin of 17% in 2017.

•	Held $1.6 billion in unrestricted cash and marketable securities as of December 31, 2017.

•	Reduced debt-to-capitalization ratio to 51% as of December 31, 2017, compared to 59% as of December 31, 2016.

2017 Accomplishments and Highlights:

Recognition and Awards - Alaska

•	Ranked "Highest in Customer Satisfaction Among Traditional Carriers" in 2017 by J.D. Power for the tenth year in a row.

•	Ranked first in the U.S. News & World Report's list of Best Travel Rewards Programs for the third consecutive year.

•	Won the "Best Rewards Program" for Mileage Plan™ for carriers in the "Americas" region in the sixth annual FlyerTalk Award.

•	Mileage Plan™ ranked Best Airline Elite Status Program in the U.S. by The Points Guy.

•	Ranked among Forbes' 2017 "America's Best Employers" for the third year in a row.

•	Received 16th Diamond Award of Excellence from the Federal Aviation Administration, recognizing both Alaska and Horizon's aircraft technicians for their commitment to training.

•	Ranked by AirlineRatings.com as one of only two U.S. airlines in the Top 20 safest airlines in the world.

•	Rated "Best Airline Staff in North America" and "Best Regional Airline in North America" by Skytrax World Airline Awards.

•	Awarded TripAdvisor's 2017 Travelers' Choice Award for second-best midsize and low-cost airlines in North America and one of the top 10 best airlines in the world.

•	Recognized by the Puget Sound Business Journal as the 2017 Board Diversity Champion, as well as by the Women Corporate Directors Global Institute for diversity among our Directors.

•	Ranked as the top U.S. airline in the Dow Jones Sustainability Index (DJSI), receiving perfect scores for “efficiency” and “reliability.”

•	Recognized as No. 1 in fuel efficiency for U.S. airlines by the International Council on Clean Transportation for the 7th consecutive year.

•	Named one of the overall five-star major regional airlines at the Passenger Choice Awards during the APEX EXPO.

•	Ranked fifth of most engaged companies in the U.S. by Forbes Insights, which measured social media engagement, net promoter scores, and year-over-year sales growth.

Recognition and Awards - Virgin America

•	Rated Best U.S. Airline by Conde Nast Traveler in their "Annual Readers' Choice Awards" for the tenth year in a row.

•	Rated Best Domestic Airline in Travel + Leisure "World's Best Awards" for the tenth year in a row.

•	Received a five-star rating for low-cost carrier, and received a top honor with a Passenger Choice Award for “Best Seat Comfort” during the APEX EXPO.

Our People

•	Awarded $135 million in incentive pay to employees for 2017.

•	Awarded employees a $1,000 bonus in January 2018 in connection with the passing of the Tax Cuts and Jobs Act, amounting to approximately $25 million to be paid on January 29, 2018.

•
Granted "Single Carrier Determination" by the National Mediation Board (NMB) for Alaska Airlines and Virgin America, paving the way for labor integration and union representation. The NMB officially certified the Association of Flight Attendants as the union representative for Virgin America inflight teammates and the International Association of Machinists and Aerospace Workers as the union representative for Virgin America clerical, office and passenger service employees.

•
Entered into an agreement with the International Brotherhood of Teamsters to amend the eight-year contract with Horizon's pilots, providing Horizon the ability to attract and retain the best pilots in the regional industry.

•	Alaska received a perfect score of 100% for workplace equality on the 2018 Corporate Equality Index (CEI). Virgin America received a score of 95%.

Our Guests and Product

•	Launched various new in-flight amenities, including Free Chat, upgraded food and beverage options, and Premium Class service.

•	Selected Gogo to provide next-generation satellite-based Wi-Fi across the entire Boeing and Airbus fleets, providing guests a faster and more-reliable internet connection.

•	Dropped fees for bikes, golf clubs, skis, surfboards, and other sporting equipment that exceed Alaska’s normal checked baggage weight and dimensions to $25.

•	Added Condor Airlines, Finnair, and Singapore Airlines as global Mileage Plan™ partners.

•	Announced plans to fly 13 daily departures from Paine Field-Snohomish County Airport in Everett, Washington to eight West Coast markets starting in fall 2018.

•
Announced a seven-year partnership to be the official airline of the San Francisco Giants which includes, among other things, exclusive naming rights to the AT&T Park Club Level which will now be called the "Alaska Airlines Club Level."

•	Signed an exclusive multi-year partnership with Golden State Warriors star Kevin Durant naming him "Advisor to the CEO," and extended our partnership with Russell Wilson and Ciara.

•	Converted the world's first Boeing 737-700 from a passenger plane to a freighter and placed it into revenue service.

•	Added 14 Boeing 737-900ER aircraft and 4 Airbus A321neo aircraft to the operating fleet in 2017, bringing the total Mainline fleet to 221 aircraft.

•	Added 10 Embraer 175 (E175) regional jets to Horizon Air's fleet in 2017.

•	Added 44 new markets in 2017 across the Alaska Air Group and Virgin America networks.

Our Communities

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Donated over $14 million and contributed more than 32,000 volunteer hours to support nonprofits in our local communities, focusing on youth and education, medical (research/transportation) and community outreach.

SEATTLE — Alaska Air Group, Inc. (NYSE: ALK) today reported fourth quarter 2017 GAAP net income of $367 million, or $2.97 per diluted share, compared to $114 million, or $0.92 per diluted share in 2016. Excluding the impact of merger-related costs, the special income tax benefit, and mark-to-market fuel hedge adjustments, the company reported fourth quarter adjusted net income of $103 million, or $0.83 per diluted share, compared to adjusted net income of $193 million, or $1.56 per diluted share in the fourth quarter of 2016.
The company reported full-year 2017 GAAP net income of $1,028 million, compared to $814 million in the prior year. Excluding the impact of merger-related costs, the special income tax benefit, and mark-to-market fuel hedge adjustments, the company reported adjusted net income of $823 million, or $6.64 per diluted share for 2017, compared to adjusted net income of $911 million, or $7.32 per diluted share in 2016.
“2017 was a great year - we invested in our route network, our fleet, our product, and laid the foundation for our future,” said Brad Tilden, Alaska’s CEO. “We added 44 new routes to our network (in addition to the 38 added through Virgin America), grew membership in our loyalty program, and made great progress on our integration of Virgin America. By early spring, we’ll have the bulk of the integration behind us, and working with our people to do more of what Alaska does best - running a highly reliable operation and offering our guests outstanding customer service.”
The following tables reconcile the company's adjusted net income and earnings per diluted share (EPS) during the full year and fourth quarters of 2017 and 2016 to amounts as reported in accordance with GAAP:

	Three Months Ended December 31,
	2017		2016
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income and diluted EPS	$367	$2.97	$114	$0.92
Mark-to-market fuel hedge adjustments	(14)	(0.11)	(4)	(0.03)
Special items—merger-related costs	30	0.24	81	0.65
Income tax effect on special items and fuel hedge adjustments(a)	(6)	(0.05)	(15)	(0.12)
Special tax (benefit)/expense(b)	(274)	(2.22)	17	0.14
Non-GAAP adjusted net income and diluted EPS	$103	$0.83	$193	$1.56

	Twelve Months Ended December 31,
	2017		2016
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income and diluted EPS	$1,028	$8.30	$814	$6.54
Mark-to-market fuel hedge adjustments	(7)	(0.06)	(13)	(0.11)
Special items—merger-related costs	118	0.95	117	0.94
Income tax effect on special items and fuel hedge adjustments(a)	(42)	(0.34)	(24)	(0.19)
Special tax (benefit)/expense(b)	(274)	(2.21)	17	0.14
Non-GAAP adjusted net income and diluted EPS	$823	$6.64	$911	$7.32

(a)	Certain merger-related costs in 2016 were non-deductible for tax purposes, resulting in a smaller income tax effect for prior year adjusting items.

(b)
The special tax benefit in 2017 is due to the remeasurement of deferred tax liabilities as a result of the Tax Cuts and Jobs Act signed into law on December 22, 2017, offset by certain state tax law enactments. The resulting net tax benefit is excluded from our adjusted non-GAAP earnings.

Statistical data, as well as a reconciliation of other reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the fourth quarter and full year results will be simulcast online at 8:30 a.m. Pacific time on January 25, 2018. It can be accessed through the company's website at alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

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References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc., Horizon Air Industries, Inc., and Virgin America Inc. are referred to as “Alaska,” “Horizon,” and "Virgin America" respectively, and together as our “airlines.”

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines, together with Virgin America and its regional partners, flies 44 million guests a year to 115 destinations with an average of 1,200 daily flights across the United States and to Mexico, Canada, and Costa Rica. With Alaska and Alaska Global Partners, guests can earn and redeem miles on flights to more than 900 destinations worldwide. Alaska Airlines ranked “Highest in Customer Satisfaction Among Traditional Carriers in North America” in the J.D. Power North America Satisfaction Study for 10 consecutive years from 2008 to 2017. Learn more about Alaska’s award-winning service at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines, Virgin America and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.
Amounts below reflect the results of operations for Virgin America for the three and twelve months ended December 31, 2017 and for the period December 14, 2016 through December 31, 2016, including impacts associated with purchase accounting as of December 14, 2016.

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share amounts)	2017	2016	Change	2017	2016	Change
Operating Revenues:
Passenger
Mainline	$1,468	$1,062	38%	$5,858	$4,098	43%
Regional	235	226	4%	960	908	6%
Total passenger revenue	1,703	1,288	32%	6,818	5,006	36%
Freight and mail	26	26	—%	114	108	6%
Other - net	233	210	11%	1,001	817	23%
Total Operating Revenues	1,962	1,524	29%	7,933	5,931	34%

Operating Expenses:
Wages and benefits	532	374	42%	1,924	1,382	39%
Variable incentive pay	37	32	16%	135	127	6%
Aircraft fuel, including hedging gains and losses	396	238	66%	1,447	831	74%
Aircraft maintenance	120	73	64%	391	270	45%
Aircraft rent	70	34	106%	274	114	140%
Landing fees and other rentals	122	88	39%	460	320	44%
Contracted services	80	64	25%	314	247	27%
Selling expenses	88	63	40%	357	225	59%
Depreciation and amortization	97	82	18%	372	363	2%
Food and beverage service	50	33	52%	195	126	55%
Third-party regional carrier expense	37	21	76%	121	95	27%
Other	141	100	41%	565	365	55%
Special items—merger-related costs	30	81	(63)%	118	117	1%
Total Operating Expenses	1,800	1,283	40%	6,673	4,582	46%
Operating Income	162	241	(33)%	1,260	1,349	(7)%

Nonoperating Income (Expense):
Interest income	9	7		34	27
Interest expense	(26)	(22)		(103)	(55)
Interest capitalized	4	4		17	25
Other - net	—	1		(1)	(1)
Total Nonoperating Income (Expense)	(13)	(10)		(53)	(4)
Income Before Income Tax	149	231		1,207	1,345
Income tax expense	56	100		453	514
Special income tax benefit	(274)	17		(274)	17
Total Income Tax Expense/(Benefit)	$(218)	$117		$179	$531
Net Income	$367	$114		$1,028	$814

Basic Earnings Per Share:	$2.98	$0.92		$8.34	$6.59
Diluted Earnings Per Share:	$2.97	$0.92		$8.30	$6.54

Shares Used for Computation:
Basic	123.147	123.286		123.211	123.557
Diluted	123.670	124.102		123.854	124.389

Cash dividend declared per share	$0.300	$0.275		$1.200	$1.100

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	December 31, 2017	December 31, 2016
Cash and marketable securities	$1,621	$1,580

Total current assets	2,128	2,050
Property and equipment-net	6,284	5,666
Goodwill	1,943	1,934
Intangible assets-net	133	143
Other assets	234	169
Total assets	$10,722	$9,962

Air traffic liability	937	849
Current portion of long-term debt	307	319
Other current liabilities	1,456	1,367
Current liabilities	$2,700	$2,535
Long-term debt	2,262	2,645
Other liabilities and credits	2,045	1,851
Shareholders' equity	3,715	2,931
Total liabilities and shareholders' equity	$10,722	$9,962

Debt to Capitalization, adjusted for operating leases(a)	51%	59%

Number of common shares outstanding	123.061	123.328

(a)	Calculated using the present value of remaining aircraft lease payments for aircraft that are in our operating fleet as of the balance sheet date.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.
Consolidated and Mainline amounts presented below reflect the results of operations for Virgin America for the three and twelve months ended December 31, 2017 and for the period December 14, 2016 through December 31, 2016, including impacts associated with purchase accounting as of December 14, 2016.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	Change(d)	2017	2016	Change(d)
Consolidated Operating Statistics:(a)
Revenue passengers (000)	10,971	8,752	25.4%	44,034	34,289	28.4%
RPMs (000,000) "traffic"	13,265	9,640	37.6%	52,338	37,209	40.7%
ASMs (000,000) "capacity"	15,901	11,407	39.4%	62,072	44,135	40.6%
Load factor	83.4%	84.5%	(1.1) pts	84.3%	84.3%	—
Yield	12.84¢	13.36¢	(3.9)%	13.03¢	13.45¢	(3.1)%
PRASM	10.71¢	11.29¢	(5.1)%	10.98¢	11.34¢	(3.2)%
RASM	12.34¢	13.36¢	(7.6)%	12.78¢	13.44¢	(4.9)%
CASMex(b)	8.64¢	8.45¢	2.2%	8.23¢	8.23¢	—%
Economic fuel cost per gallon(b)	$2.00	$1.68	19.0%	$1.82	$1.52	19.7%
Fuel gallons (000,000)	205	144	42.4%	797	554	43.9%
ASM's per gallon	77.6	79.2	(2.0)%	77.9	79.7	(2.3)%
Average full-time equivalent employees (FTEs)	21,561	15,566	38.5%	20,183	14,760	36.7%
Employee productivity (PAX/FTEs/months)	169.6	187.4	(9.5)%	181.8	193.6	(6.1)%
Mainline Operating Statistics:
Revenue passengers (000)	8,664	6,406	35.2%	34,539	24,838	39.1%
RPMs (000,000) "traffic"	12,191	8,722	39.8%	48,238	33,489	44.0%
ASMs (000,000) "capacity"	14,547	10,257	41.8%	56,945	39,473	44.3%
Load factor	83.8%	85.0%	(1.2) pts	84.7%	84.8%	(0.1) pts
Yield	12.04¢	12.17¢	(1.1)%	12.14¢	12.24¢	(0.8)%
PRASM	10.09¢	10.35¢	(2.5)%	10.29¢	10.38¢	(0.9)%
RASM	11.74¢	12.46¢	(5.8)%	12.10¢	12.51¢	(3.3)%
CASMex(b)	7.94¢	7.57¢	4.9%	7.47¢	7.30¢	2.3%
Economic fuel cost per gallon(b)	$1.99	$1.67	19.2%	$1.82	$1.52	19.7%
Fuel gallons (000,000)	180	124	45.2%	706	474	48.9%
ASM's per gallon	80.8	82.7	(2.3)%	80.7	83.3	(3.1)%
Average number of FTEs	16,295	12,037	35.4%	15,653	11,447	36.7%
Aircraft utilization	11.5	10.1	13.9%	11.2	10.5	6.7%
Average aircraft stage length	1,316	1,243	5.9%	1,301	1,225	6.2%
Operating fleet	221	218	3 a/c	221	218	3 a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,307	2,346	(1.7)%	9,495	9,452	0.5%
RPMs (000,000) "traffic"	1,074	918	17.0%	4,101	3,720	10.2%
ASMs (000,000) "capacity"	1,354	1,150	17.7%	5,127	4,662	10.0%
Load factor	79.3%	79.8%	(0.5) pts	80.0%	79.8%	0.2 pts
Yield	21.87¢	24.64¢	(11.2)%	23.41¢	24.42¢	(4.1)%
PRASM	17.35¢	19.67¢	(11.8)%	18.72¢	19.49¢	(4.0)%
Operating Fleet	83	67	16 a/c	83	67	16 a/c

(a)	Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.

(b)	See a reconciliation of this non-GAAP measure and Note A for a discussion of potential importance of this measure to investors in the accompanying pages.

(c)	Data presented includes information related to flights operated by Horizon and third-party carriers.

(d)	See Combined Comparative information in the accompanying pages for year-over-year comparisons including Virgin America.

SUPPLEMENTARY COMBINED COMPARATIVE FINANCIAL AND OPERATING INFORMATION (unaudited)

We believe that analysis of specific financial and operational results on a combined basis provides more meaningful year-over-year comparisons. The table below provides "Combined Comparative" results for the three and twelve months ended December 31, 2016, determined as the sum of the historical consolidated results of Air Group and of Virgin America. Virgin America's financial information has been conformed to reflect Air Group's historical financial statement presentation for each period presented. This information does not purport to reflect what our financial and operational results would have been had the acquisition been consummated at the beginning of the periods presented.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016		2017	2016
(in millions, except operating statistics)	As Reported	Combined	Change	As Reported	Combined	Change
Combined Comparative Operating Results
Passenger revenue	$1,703	$1,587	7%	$6,818	$6,420	6%
Other revenue	259	267	(3)%	1,115	1,075	4%
Total Operating Revenues	1,962	1,854	6%	7,933	7,495	6%
Non-fuel operating expense	1,404	1,282	10%	5,226	4,800	9%
Fuel expense	396	302	31%	1,447	1,124	29%
Total Operating Expenses	1,800	1,584	14%	6,673	5,924	13%
Operating Income	162	270	(40)%	1,260	1,571	(20)%
Nonoperating income (expense)	(13)	(15)	(13)%	(53)	(23)	130%
Income Before Tax	149	255	(42)%	1,207	1,548	(22)%
Special items—merger-related costs	30	94	(68)%	118	138	(14)%
Mark-to-market fuel hedge adjustments	(14)	(4)	250%	(7)	(15)	(53)%
Adjusted Income Before Tax	$165	$345	(52)%	$1,318	$1,671	(21)%

Combined Comparative Operating Statistics
Revenue passengers (000)	10,971	10,382	5.7%	44,034	41,947	5.0%
RPMs (000,000)	13,265	12,084	9.8%	52,338	48,754	7.4%
ASMs (000,000)	15,901	14,404	10.4%	62,072	57,953	7.1%
Load Factor	83.4%	83.9%	(0.5) pts	84.3%	84.1%	0.2 pts
PRASM	10.71¢	11.02¢	(2.8)%	10.98¢	11.08¢	(0.9)%
RASM	12.34¢	12.87¢	(4.1)%	12.78¢	12.93¢	(1.2)%
CASMex	8.64¢	8.25¢	4.7%	8.23¢	8.04¢	2.4%

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.
Amounts below reflect the results of operations for Virgin America for the three and twelve months ended December 31, 2017 and for the period December 14, 2016 through December 31, 2016, including impacts associated with purchase accounting as of December 14, 2016.

	Three Months Ended December 31, 2017
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger
Mainline	$1,468	$—	$—	$—	$1,468	$—	$1,468
Regional	—	235	—	—	235	—	235
Total passenger revenues	1,468	235	—	—	1,703	—	1,703
Revenue from CPA with Alaska	—	—	109	(109)	—	—	—
Freight and mail	26	1	—	(1)	26	—	26
Other-net	214	17	1	1	233	—	233
Total operating revenues	1,708	253	110	(109)	1,962	—	1,962
Operating expenses
Non-fuel operating expenses	1,156	226	104	(112)	1,374	30	1,404
Fuel expense	358	52	—	—	410	(14)	396
Total operating expenses	1,514	278	104	(112)	1,784	16	1,800
Nonoperating income (expense)
Interest income	12	—	—	(3)	9	—	9
Interest expense	(24)	—	(4)	2	(26)	—	(26)
Other	3	—	—	1	4	—	4
Total Nonoperating income (expense)	(9)	—	(4)	—	(13)	—	(13)
Income (loss) before income tax	$185	$(25)	$2	$3	$165	$(16)	$149

	Three Months Ended December 31, 2016
(in millions)	Mainline(a)	Regional	Horizon	Consolidating & Other	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger
Mainline	$1,062	$—	$—	$—	$1,062	$—	$1,062
Regional	—	226	—	—	226	—	226
Total passenger revenues	1,062	226	—	—	1,288	—	1,288
Revenue from CPA with Alaska	—	—	102	(102)	—	—	—
Freight and mail	25	2	—	(1)	26	—	26
Other-net	192	17	1	—	210	—	210
Total operating revenues	1,279	245	103	(103)	1,524	—	1,524
Operating expenses
Non-fuel operating expenses	776	189	102	(103)	964	81	1,045
Fuel expense	207	35	—	—	242	(4)	238
Total operating expenses	983	224	102	(103)	1,206	77	1,283
Nonoperating income (expense)
Interest income	7	—	—	—	7	—	7
Interest expense	(19)	—	(2)	(1)	(22)	—	(22)
Other	4	—	1	—	5	—	5
Total Nonoperating income (expense)	(8)	—	(1)	(1)	(10)	—	(10)
Income (loss) before income tax	$288	$21	$—	$(1)	$308	$(77)	$231

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Twelve Months Ended December 31, 2017
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger
Mainline	$5,858	$—	$—	$—	$5,858	$—	$5,858
Regional	—	960	—	—	960	—	960
Total passenger revenues	5,858	960	—	—	6,818	—	6,818
Revenue from CPA with Alaska	—	—	426	(426)	—	—	—
Freight and mail	110	4	—	—	114	—	114
Other-net	922	74	4	1	1,001	—	1,001
Total operating revenues	6,890	1,038	430	(425)	7,933	—	7,933
Operating expenses
Non-fuel operating expenses	4,257	851	427	(427)	5,108	118	5,226
Fuel expense	1,282	172	—	—	1,454	(7)	1,447
Total operating expenses	5,539	1,023	427	(427)	6,562	111	6,673
Nonoperating income (expense)
Interest income	39	—	—	(5)	34	—	34
Interest expense	(92)	—	(13)	2	(103)	—	(103)
Other	14	—	2	—	16	—	16
Total Nonoperating income (expense)	(39)	—	(11)	(3)	(53)	—	(53)
Income (loss) before income tax	$1,312	$15	$(8)	$(1)	$1,318	$(111)	$1,207

	Twelve Months Ended December 31, 2016
(in millions)	Mainline(a)	Regional	Horizon	Consolidating & Other	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger
Mainline	$4,098	$—	$—	$—	$4,098	$—	$4,098
Regional	—	908	—	—	908	—	908
Total passenger revenues	4,098	908	—	—	5,006	—	5,006
Revenue from CPA with Alaska	—	—	424	(424)	—	—	—
Freight and mail	104	5	—	(1)	108	—	108
Other-net	738	74	4	1	817	—	817
Total operating revenues	4,940	987	428	(424)	5,931	—	5,931
Operating expenses
Non-fuel operating expenses	2,883	769	407	(425)	3,634	117	3,751
Fuel expense	719	125	—	—	844	(13)	831
Total operating expenses	3,602	894	407	(425)	4,478	104	4,582
Nonoperating income (expense)
Interest income	26	—	1	—	27	—	27
Interest expense	(42)	—	(9)	(4)	(55)	—	(55)
Other	19	—	1	4	24	—	24
Total Nonoperating income (expense)	3	—	(7)	—	(4)	—	(4)
Income (loss) before income tax	$1,341	$93	$14	$1	$1,449	$(104)	$1,345

(a)
Includes Alaska activity for the full period, and Virgin America financial results for the period December 14, 2016 through December 31, 2016, and the impacts associated with purchase accounting as of December 14, 2016.

(b)
The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and does not include certain charges. See Note A in the accompanying pages for further information.

(c)	Includes merger-related costs and mark-to-market fuel-hedge accounting charges.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.
Consolidated and Mainline amounts presented below reflect the results of operations for Virgin America for the three and twelve months ended December 31, 2017 and for the period December 14, 2016 through December 31, 2016, including impacts associated with purchase accounting as of December 14, 2016.

CASM Excluding Fuel and Special Items Reconciliation (unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in cents)	2017	2016		2017	2016
Consolidated:
Total operating expenses per ASM (CASM)	11.32 ¢	11.25	¢	10.75 ¢	10.38 ¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.49	2.09		2.33	1.88
Special items—merger-related costs	0.19	0.71		0.19	0.27
CASM, excluding fuel and special items	8.64 ¢	8.45	¢	8.23 ¢	8.23 ¢

Mainline:
Total operating expenses per ASM (CASM)	10.52 ¢	10.33	¢	9.92 ¢	9.39 ¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.37	1.98		2.24	1.79
Special items—merger-related costs	0.21	0.78		0.21	0.30
CASM, excluding fuel and special items	7.94 ¢	7.57	¢	7.47 ¢	7.30 ¢

Fuel Reconciliations (unaudited)

	Three Months Ended December 31,
	2017			2016
(in millions, except for per gallon amounts)	Dollars	Cost/Gal		Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$406	$1.98		$238	$1.65
Losses on settled hedges	4	0.02		4	0.03
Consolidated economic fuel expense	$410	$2.00		$242	$1.68
Mark-to-market fuel hedge adjustments	(14)	(0.07)		(4)	(0.03)
GAAP fuel expense	$396	$1.93		$238	$1.65
Fuel gallons	205			144

	Twelve Months Ended December 31,
	2017			2016
(in millions, except for per gallon amounts)	Dollars	Cost/Gal		Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$1,437	$1.80		$828	$1.49
Losses on settled hedges	17	0.02		16	0.03
Consolidated economic fuel expense	$1,454	$1.82		$844	$1.52
Mark-to-market fuel hedge adjustments	(7)	—		(13)	(0.02)
GAAP fuel expense	$1,447	$1.82		$831	$1.50
Fuel gallons	797			554

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items (including merger-related costs, changes resulting from the Tax Cuts and Jobs Act, and certain state tax law enactments) from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items, such as merger-related costs, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan, which covers the majority of Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as merger-related costs and mark-to-market hedging adjustments, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Free Cash Flow - total operating cash flow generated less cash paid for capital expenditures

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737 and Airbus jets and all associated revenues and costs

PRASM - passenger revenue per ASM; commonly called “passenger unit revenue”

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan™, and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest, and PenAir. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile